                                                                  EXHIBIT 4.3

               AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

          This Amended and Restated Registration Rights Agreement (this "Agreement") is made this 12th day of November, 1999 among Galyan's Trading Company, Inc., an Indiana corporation (the "Company"), the FS Stockholder (as defined in the Transaction Agreement), G Trademark, Inc. ("Limited Stockholder"), a Delaware corporation and a wholly owned subsidiary of The Limited, Inc., a Delaware corporation ("The Limited") and Benchmark Capital Partners IV, L.P. (the "Benchmark Stockholder"). Each of the FS Stockholder, the Limited Stockholder and the Benchmark Stockholder is sometimes hereinafter referred to as a "Holder."

          A. The FS Stockholder and The Limited are parties to a Transaction Agreement dated as of May 3, 1999 (as amended from time to time, the "Transaction Agreement").

          B. In connection with the transactions contemplated by the Transaction Agreement, the FS Stockholder and Limited Stockholder were granted certain rights with respect to the Shares held by them pursuant to a Registration Rights Agreement dated as of August 31, 1999 (the "Existing Agreement").

          C. The Benchmark Stockholder and the Company are party to a Stock Purchase Agreement dated as of November 12th, 1999 (as amended from time to time, the "Stock Purchase Agreement") pursuant to which the Benchmark Stockholder is to be granted certain rights with respect to the Shares held by it.

          D. In order to ensure that such parties are granted such rights, the parties hereto desire to enter into this Agreement.

          NOW, THEREFORE, the parties agree that the Existing Agreement shall be amended and restated in its entirety as follows:

                                   ARTICLE 1
                                  Definitions

          Section 1.01. Definitions. (a) Terms defined in the Stockholders Agreement (the "Stockholders Agreement") dated as of August 31, 1999 among the Company, the FS Stockholder and the Limited Stockholder are used herein as therein defined. In addition, the following terms shall have the following meanings:

          "Commission" means the Securities and Exchange Commission.

          "Excess Amount" means the number of Registrable Securities requested by a Holder or Holders to be sold pursuant to Section 2.01 which the managing Underwriter or Underwriters determines exceeds the largest number of Registrable Securities which can successfully be sold in an orderly manner in such offering within a price range reasonably acceptable to the Company.

          "Registrable Security" means any Share outstanding until (i) a registration statement covering such Share has been declared effective by the Commission and it has been disposed of pursuant to such effective registration statement, (ii) it is sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the 1933 Act are met or it may be sold pursuant to Rule 144(k) under such Act or (iii) it has been otherwise Transferred, the Company has delivered a new certificate or other evidence of ownership for it not bearing the legends required pursuant to the Stockholders Agreement and it may be resold without subsequent registration under the 1933 Act.

          "Requisite Share Number" means a number of Registrable Securities representing not less than 10% of the total number of Shares then outstanding or Shares representing not less than $30 million in fair market value as reasonably determined by the Board, or such lesser number as constitutes all Shares then held by the relevant Selling Holder and its Affiliates representing not less than 3% of the total number of Shares than outstanding.

          "Selling Holder" means a Holder who is selling or causing its Affiliates to sell Registrable Securities pursuant to a registration statement under the 1933 Act.

          "Shares" means shares of Class A voting common stock, without par value, of the Company (the "Class A Common Stock"); provided however, that at such time as the Class A Common Stock and the Class B voting common stock, without par value, of the Company converts into a single class of voting stock pursuant to the Certificate of Incorporation of the Company, all references in this Agreement to "Shares" shall be mean all the shares of such single class of voting stock.

          "Underwriter" means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer's market-making activities.

          (b) Each of the following terms is defined in the Section set forth opposite such term:

           Term                           Section
           Demand Registration            2.01
           Indemnified Party              4.03
           Indemnifying Party             4.03
           Inspectors                     3.01
           Piggy-Back Registration        2.02
           Records                        3.01
           Registration Expenses          3.02
           Withdrawal Election            2.03

                                   ARTICLE 2
                              REGISTRATION RIGHTS

Section 2.01. Demand Registration. (a) Request for Registration. At any time and from time to time on or after the date which is six months following the closing of the first

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

registered public offering, either of the FS Stockholder or the Limited Stockholder, on behalf of itself or any of its Affiliates owning, individually or in the aggregate, at least the Requisite Share Number may make a written request for registration under the 1933 Act of all or part of As or their Registrable Securities (a "Demand Registration"); provided that such Holders are together requesting that the Requisite Share Number be registered, and provided further that the Company shall not be obligated to effect (i) more than two Demand Registrations in any 18-month period or (ii) more than (A) two Demand Registrations for the FS Stockholder and their Affiliates as a group and (B) two Demand Registrations for the Limited Stockholder and its Affiliates as a group. Such request will specify the number of shares of Registrable Securities proposed to be sold and will also specify the intended method of disposition thereof. The Company shall not include any Registrable Securities which it wishes to offer for its own account in any Demand Registration without the prior written consent of the FS Stockholder and The Limited.

          (b) Effective Registration. A registration will not count as a Demand Registration until it has become effective.

          (c) Underwritten Offering. If the Holder initiating a Demand Registration so elects, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. The Company shall select one or more nationally recognized firms of investment bankers, reasonably acceptable to such Holder, to act as the managing Underwriter or Underwriters in connection with such offering and shall select any additional managers to be used in connection with the offering.

          Section 2.02. Piggy-Back Registration. If at any time 90 days following the closing of the Initial Public Offering the Company proposes to file a registration statement under the 1933 Act with respect to an offering by the Company for its own account or for the account of any holders of any Registrable Securities (other than a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the Commission) or a registration statement filed in connection with an exchange offer or offering of securities solely to the Company's existing securityholders), including without limitation, any registration filed pursuant to a Demand Registration, then the Company shall give written notice of such proposed filing to the Holders as soon as practicable (but in no event less than 10 days before the anticipated filing date), and such notice shall offer such Holders the opportunity to register such number of shares of Registrable Securities as each such Holder may request in writing within 5 days of receipt of such notice on behalf of itself or its Affiliates (which request shall specify the Registrable Securities intended to be disposed of by such Holder and its Affiliates and the intended method of distribution thereof) (a "Piggy-Back Registration"). The Company shall use reasonable best efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of the Company included therein to permit the sale or other disposition of such Registrable Securities in accordance with the intended method of distribution thereof. Subject to Section 2.03(b), any Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of its request to withdraw within 20 days of its request for inclusion. To the extent the related registration statement was filed by the Company for its own account, the Company may withdraw a Piggy-Back Registration at any time prior to the time it becomes effective; provided that the Company shall reimburse Holders of Registrable Securities requested to be included in such Piggy-Back Registration for all out-of-pocket expenses (including counsel fees and expenses) incurred prior to such withdrawal.

          Section 2.03. Reduction of Offering. (a) Notwithstanding anything contained herein, if the managing Underwriter or Underwriters of an offering described in Section 2.01 or 2.02 determine that the size of the offering that the Holders, the Company and/or such other Persons intend to make is such that the success of the offering would be materially adversely affected by inclusion of the Registrable Securities requested to be included, then (i) with respect to a Demand Registration, the Company shall not include in such registration an amount of Registrable Securities requested to be included in such offering by all Holders equal to the Excess Amount (such reduction to be allocated first,
                                                                       -----
pro rata among Persons other than the Holders, second, among Holders (other than
                                               ------
Holders with Demand Registration rights pursuant to Section 2.01 hereof) according to the number of Registrable Securities requested for inclusion and third, among Holders with Demand Registration rights pursuant to Section 2.01
-----
hereof according to the number of Registrable Securities requested for inclusion) and (ii) in the case of a Piggy-Back Registration (that does not also constitute a Demand Registration), if securities are being offered for the account of other Persons as well as the Company, the securities the Company seeks to include shall have priority over securities sought to be included by any other Person (including the Holders) and, with respect to the Registrable Securities intended to be offered by Holders, the proportion by which the amount of such class of securities intended to be offered by Holders is reduced shall not exceed the proportion by which the amount of such class of securities intended to be offered by such other Persons is reduced (it being understood that with respect to the Holders and third parties such reduction may be all of such class of securities).

          (b) If, as a result of the proration provisions of Section 2.03(a), any Holder shall not be entitled to include all Registrable Securities in a Demand Registration or Piggy-Back Registration that such Holder has requested to be included, such Holder may elect to withdraw his request to include Registrable Securities in such registration (a "Withdrawal Election"); provided however, that a Withdrawal Election shall be irrevocable and, after making a Withdrawal Election, a Holder shall no longer have any right to include Registrable Securities in the registration as to which such Withdrawal Election was made.

                                   ARTICLE 3
                            REGISTRATION PROCEDURES

          Section 3.01. Filings; Information. Whenever a Holder with Demand Registration rights pursuant to Section 2.01 hereof requests that any Registrable Securities be registered pursuant to Section 2.01 hereof, the Company will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and in connection with any such request:

          (a) The Company will as expeditiously as possible prepare and file with the Commission a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its best efforts to cause such filed registration statement to become and remain effective until the earlier of (i) 180 days from the date such registration statement became effective or (ii) the date on which the sale of Registrable Securities has been completed; provided that, if the Company shall furnish to the Holder making a request pursuant to Section 2.01 a certificate signed by either its Chairman or the Vice Chairman stating that in his good faith judgment it would be significantly disadvantageous to the Company or its shareholders for such a registration statement to be filed as expeditiously as possible, the Company shall have a period of not more than 180 days within which to file such registration statement measured from the date of receipt of the request in accordance with Section 2.01.

          (b) The Company will, prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish to each Selling Holder, one counsel representing all such Selling Holders, and each Underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed, together with exhibits thereto, which documents will be subject to prompt review and approval by the foregoing, and thereafter furnish to such Selling Holder, counsel and Underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Selling Holder, counsel or Underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Selling Holder.

          (c) After the filing of the registration statement, the Company will promptly notify each Selling Holder of Registrable Securities covered by such registration statement of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

          (d) The Company will use reasonable best efforts to (i) register or qualify the Registrable Securities under such other securities or blue sky laws of such jurisdictions in the United States as any Selling Holder reasonably (in light of such Selling Holder's intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities in the United States as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Selling Holder to consummate the disposition of the Registrable Securities owned by such Selling Holder; provided that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

          (e) The Company will immediately notify each Selling Holder of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly make available to each Selling Holder any such supplement or amendment.

          (f) The Company will enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities, and the Selling Holders may, at their option, require that any or all of the representations, warranties and covenants of the Company to or for the benefit of such Underwriters also be made to and for the benefit of such Selling Holders.

          (g) The Chairman of the Board of Directors of the Company, the Chief Executive Officer of the Company and other members of the management of the Company will cooperate fully in any offering of Registrable Securities hereunder, including, without limitation, participation in meetings with potential investors and preparation of all materials for such investors.

          (h) The Company will deliver promptly to each Selling Holder of such Registrable Securities and each Underwriter, if any, subject to restrictions imposed by the United States federal government or any agency or instrumentality thereof copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the registration statement and make available for inspection by any Selling Holder of such Registrable Securities, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any such Selling Holder or Underwriter (collectively, the "Inspectors"), (it being understood that the Company is responsible for payment of the reasonable fees and expenses of only one counsel pursuant to clause (viii) of Section 3.02) all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), subject to restrictions imposed by any governmental authority governing access to classified information, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement. Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the disclosure or release of such Records is requested or required pursuant to oral questions, interrogatories, requests for information or documents or a subpoena or other order from a court of competent jurisdiction or other process; provided that prior to any disclosure or release pursuant to clause (ii), the Inspectors shall provide the Company with prompt notice of any such request or requirement so that the Company may seek an appropriate protective order or waive such Inspectors' obligation not to disclose such Records; and provided, further, that if failing the entry of a protective order or the waiver by the Company permitting the disclosure or release of such Records, the Inspectors, upon advice of counsel, are compelled to disclose such Records, the Inspectors may disclose that portion of the Records which counsel has advised the Inspectors that the Inspectors are compelled to disclose. Each Selling Holder of such Registrable Securities agrees that information obtained by it solely as a result of such inspections (not including any information obtained from a third party who, insofar as is known to the Selling Holder after reasonable inquiry, is not prohibited from providing such information by a contractual, legal or fiduciary obligation to the Company) shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company or its Affiliates unless and until such is made generally available to the public. Each Selling Holder of such Registrable Securities further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

          (i) The Company will use its reasonable best efforts to furnish to each Selling Holder and to each Underwriter, if any, a signed counterpart, addressed to such Selling Holder or Underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the Selling Holders of Registrable Securities included in such offering or the managing Underwriter therefor reasonably requests.

          (j) The Company will otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its securityholders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act.

          (k) The Company will use its reasonable best efforts (a) to cause all such Registrable Securities to be listed on a national securities exchange (if such shares are not already so listed) and on each additional national securities exchange on which similar securities issued by the Company are then listed (if any), if the listing of such Registrable Securities is then permitted under the rules of such exchange or (b) to secure designation of all such Registrable Securities covered by such registration statement as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 of the Commission or, failing that, to secure NASDAQ authorization for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the NASD.

          (l) The Company may require each Selling Holder of Registrable Securities to promptly furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration.

          Each Selling Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.01(e) hereof, such Selling Holder will forthwith discontinue and cause its Affiliates to discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Selling Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.01(e) hereof and, if so directed by the Company, such Selling Holder will deliver to the Company all copies, other than permanent file copies then in such Selling Holder's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 3.01(a) hereof) by the number of days during the period from and including the date of the giving of notice pursuant to Section 3.01(e) hereof to the date when the Company shall make available to the Selling Holders of Registrable Securities covered by such registration statement a prospectus supplemented or amended to conform with the requirements of Section 3.01(e) hereof.


          Section 3.02. Registration Expenses. In connection with any Demand Registration pursuant to Section 2.01 hereof, and any registration statement filed pursuant to Section 2.02 hereof, the Company shall pay the following registration expenses incurred in connection with the registration hereunder, whether or not such registration becomes effective, (the "Registration Expenses"): (i) all registration and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) printing expenses, (iv) the Company's internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) the fees and expenses incurred in connection with the listing of the Registrable Securities, (vi) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested pursuant to Section 3.01(i) hereof), (vii) the fees and expenses of any special experts retained by the Company in connection with such registration, and (viii) reasonable fees and expenses of one counsel (who shall be reasonably acceptable to the Company) for all of the Selling Holders. The Company shall have no obligation to pay any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities, or any out-of-pocket expenses of the Holders.

                                   ARTICLE 4
                        INDEMNIFICATION AND CONTRIBUTION


          Section 4.01. Indemnification by the Company. The Company agrees to indemnify and hold harmless each Selling Holder, its officers, directors and agents, and each Person, if any, who controls such Selling Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act from and against any loss, claim, damage or liability and any action in respect thereof to which such Selling Holder, its officers, directors and agents, and any such controlling Person may become subject under the 1933 Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or arises out of, or is based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Selling Holder, its officers, directors and agents, and each such controlling Person for any legal and other expenses reasonably incurred by that Selling Holder, its officers, directors and agents, or any such controlling Person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action. The Company also agrees to indemnify any Underwriters of the Registrable Securities, their officers and directors and each Person who controls such Underwriters on substantially the same basis as that of the indemnification of the Selling Holders provided in this Section 4.01; provided, that the indemnity agreement contained in this Section 4.01 shall not apply to amounts paid in settlement of any such loss, claim, damage or liability and any action in respect thereof if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any loss, claim damage, liability and any action in respect thereof to the extent that it arises from or is based upon written information relating to a Person furnished expressly for use in connection with such registration by such Person, nor shall the (Company be liable to any Person for any such loss, claim, damage or liability and any action in respect thereof to the extent it arises from or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities delivered by such Person after the Company had provided written notice to such Person that such registration statement or prospectus contained such untrue statement or alleged untrue statement of a material fact, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading after the Company had provided written notice to such Person that such registration statement or prospectus contained such omission or alleged omission, or (iii) the failure of such Person to deliver any preliminary or final prospectus, or any amendments or supplements thereto, required under applicable securities laws, including the 1933 Act, to be so delivered, provided that a sufficient number of copies thereof had been provided by the Company to such Person.


          Section 4.02. Indemnification by Holders of Registrable Securities. Each Selling Holder agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers, directors and agents and each Person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Company to such Selling Holder, but only with reference to information related to such Selling Holder furnished in writing by such Selling Holder or on such Selling Holder's behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. Each Selling Holder also agrees to indemnify and hold harmless Underwriters of the Registrable Securities, their officers and directors and each Person who controls such Underwriters on substantially the same basis as that of the indemnification of the Company provided in this Section; provided that in no event shall any indemnity obligation under this Section exceed the net proceeds from the offering received by such Selling Holder.

          Section 4.03. Conduct of Indemnification Proceedings. Promptly after receipt by any person in respect of which indemnity may be sought pursuant to
Section 4.01 or 4.02 (an "Indemnified Party") of notice of any claim or the commencement of any action, the Indemnified Party shall, if a claim in respect thereof is to be made against the person against whom such indemnity may be sought (an "Indemnifying Party"), notify the Indemnifying Party in writing of the claim or the commencement of such action; provided that the failure to notify the Indemnifying Party shall not relieve it from any liability which it may have to an Indemnified Party otherwise than under Section 4.01 or 4.02 and except to the extent of any actual prejudice resulting therefrom. If any such claim or action shall be brought against an Indemnified Party, and it shall notify the Indemnifying Party thereof, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided that the Indemnified Party shall have the right to employ separate counsel to represent the Indemnified Party and its controlling Persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, but the fees and expenses of such counsel shall be for the account of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) based upon the written opinion of counsel of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.


          Section 4.04. Contribution. If the indemnification provided for in this Article 4 is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) as between the (Company and the Selling Holders, on the one hand, and the Underwriters, on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Holders, on the one hand, and the Underwriters, on the other, from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and the Selling Holders, on the one hand, and of the Underwriters, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations and (ii) as between the Company, on the one hand, and each Selling Holder, on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each Selling Holder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and, the Selling Holders, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Holders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Company and the Selling Holders, on the one hand, and of the Underwriters, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Holders or by the Underwriters. The relative fault of the Company, on the one hand, and of each Selling Holder, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access-to information and opportunity to correct or prevent such statement or omission.

          The Company and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.
The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.04, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Selling Holder were offered to the public (less underwriting discounts and commissions) exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 1l(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Each Selling Holder's obligations to contribute pursuant to this Section 4.04 are several in proportion to the proceeds of the offering received by such Selling Holder bears to the total proceeds of the offering received by all the Selling Holders and not joint.

                                   ARTICLE 5
                                 MISCELLANEOUS


          Section 5.01. Participation in Underwritten Registrations. No Person may participate in any underwritten registration hereunder unless such Person
(a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreement-s -and other documents reasonably required under the terms of such underwriting arrangements and this Agreement; provided that (i) if the FS Stockholder, the Limited Stockholder or any of their Affiliates participates in such registration, they will not be required to make any representations or warranties except those which relate solely to themselves and (ii) the liability of the FS Stockholder, the Limited Stockholder or any of their Affiliates to any Underwriter under such underwriting agreement will be limited to liability arising from misstatements in, or omissions from, written information regarding such Person provided by or on behalf of such Person for inclusion in the prospectus.


          Section 5.02. Rule 144. The Company covenants that it will use its reasonable best efforts to file any reports required to be filed by it under the 1933 Act and the 1934 Act and that it will take such further action as any Holder may reasonably request, all to the extent reasonably required from time to time to enable Holders and their Affiliates to sell Registrable Securities without registration under the 1933 Act within the limitation of the exemptions provided by (a) Rule 144 or Rule 144A under the 1933 Act, as such Rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

          Section 5.03. Holdback Agreements. (a) Restrictions on Public Sale by Holder of Registrable Securities. To the extent not inconsistent with applicable law, each Holder of Registrable Securities agrees not to effect any sale or distribution or to permit its Affiliates to effect any sale or distribution of the issue being registered or of a similar security of the Company, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 or Rule 144A under the 1933 Act, during the 14 days prior to, and during the 120-day period beginning on, the effective date of the registration statement filed by the Company (except as part of such registration) if, and to the extent, requested by the managing Underwriter or Underwriters in the case of an underwritten public offering.

          (b) Restrictions on Sale by the Company and Others. The Company agrees (i) not to effect any sale or distribution of any securities similar to those being registered in accordance with Section 2.01 hereof, or any securities convertible into or exchangeable or exercisable for such securities, during the 14 days prior to, and during the 120-day period beginning on, the effective date of any registration statement (except as part of such registration statement where the Holder making such Demand Registration consents) or the commencement of a public distribution of Registrable Securities; and (ii) that any agreement entered into after the date hereof pursuant to which the Company issues or agrees to issue any privately placed securities shall contain a provision under which holders of such securities agree not to effect any sale or distribution of any such securities during the periods described in (i) above, in each case including a sale pursuant to Rule 144 under the 1933 Act (except as part of any such registration, if permitted); provided, however, that the provisions of this paragraph (b) shall not prevent the conversion or exchange of any securities pursuant to their terms into or for other securities and shall not prevent the issuance of securities by the Company under any employee benefit, stock option or stock subscription plans or in private placements.

          Section 5.04. Stockholders Agreement. Notwithstanding anything herein to the contrary, all Transfers of Registrable Securities subject to the provisions of the Stockholders Agreement shall be made only in accordance with such provisions.


          Section 5.05. No Waivers; Amendments. No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. Any provision of this Agreement may be amended only if such amendment is in writing and is signed by all of the parties hereto; provided, however, that in the case of any amendment
                           --------  -------
or waiver signed by the Limited Stockholder and the FS Stockholder, no consent or signature shall be required from any other party hereto who is not materially adverse affected by such amendment or waiver.

          Section 5.06. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. No party may assign its rights under this Agreement, except that a Holder may assign its rights hereunder to a Permitted Transferee of such Holder; provided that, prior to such assignment, such Permitted Transferee shall enter into a written agreement to be bound by the terms and conditions of this Agreement applicable to such Holder.

          Section 5.07. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York (without regard to the choice of law provisions thereof).

          Section 5.08. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto or thereto shall have received a counterpart hereof signed by the other parties hereto.

          Section 5.09. Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement may be brought against any of the parties in the United States District Court for the Southern District of New York or any state court sitting in the City of New York, Borough of Manhattan, and each of the parties hereby consents to the exclusive jurisdiction of such court (and of the appropriate appellate courts) in any such suit, action or proceeding and waives any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the State of New York.

          Section 5.10. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          Section 5.11. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

                  [Remainder of page intentionally left blank]

          IN WITNESS WHEREOF, the parties hereto caused this Agreement to be duly executed by their respective authorized officers on the day and year first above written.


                                 GALYAN'S TRADING COMPANY, INC.


                                 By:
                                    -----------------------------
                                    Name:
                                    Title:

                             FS EQUITY PARTNERS IV, L.P.
                             By:  FS CAPITAL PARTNERS, LLC
                             Its:  General Partner


                                 By:
                                    -----------------------------
                                    Name:
                                    Title:

                             G TRADEMARK, INC.


                                 By:
                                    -----------------------------
                                    Name:
                                    Title:

                             BENCHMARK CAPITAL PARTNERS IV, L.P.
                             as nominee for
                             Benchmark Capital Partners IV, L.P.
                             Benchmark Founders' Fund IV, L.P.
                             Benchmark Founders' Fund IV-A, L.P.
                             and related individuals

                             By:  Benchmark Capital Management Co. IV, L.L.C.
                             Its: General Partner


                                 By:
                                    -----------------------------
                                    Name:
                                    Title:  Managing Member